UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bryan C. Hanson to the Board of Directors

On October 27, 2022, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, appointed Bryan C. Hanson to the Board effective immediately for a term continuing through the Company’s next Annual Meeting of Stockholders, when Mr. Hanson is expected to be a nominee for election by stockholders. The Board also appointed Mr. Hanson to serve on the Finance and Technology and Compensation and Leadership Performance Committees of the Board.

Mr. Hanson, age 55, has served as the President, Chief Executive Officer and Chairman of the Board of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), a publicly traded medical device company, since 2021. He previously served as the President and Chief Executive Officer of Zimmer Biomet since 2017. Prior to joining Zimmer Biomet, Mr. Hanson was a member of Medtronic’s Executive Committee and Executive Vice President and Group President, Minimally Invasive Therapies Group of Medtronic. Prior to joining Medtronic, Mr. Hanson served as Group President, Covidien, with global responsibility for all Covidien business segments. Prior to being elevated to that newly created position, Mr. Hanson served as Group President, Medical Devices & U.S. of Covidien and prior to that, he served as Group President, Surgical Solutions and President, Energy-based Devices. Mr. Hanson began his career with Covidien in 1992.

There were no arrangements or understandings pursuant to which Mr. Hanson was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Hanson that would be reportable under Item 404(a) of Regulation S-K. Mr. Hanson’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described under the caption “Director Compensation” in the Company’s definitive proxy statement for its January 27, 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 8, 2021.

Retirement of William C. Foote from the Board of Directors

On October 27, 2022, Mr. William Foote, the Board’s Lead Independent Director, Chair of the Nominating and Governance Committee and a member of the Finance and Technology Committee, notified the Board that he will retire and not stand for re-election at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). As a result, his service on the Board will cease following the 2023 Annual Meeting. Mr. Foote had no disagreements with the Company and will be retiring from the Board for business and personal reasons. In connection with Mr. Foote’s retirement, Ginger L. Graham was appointed by the Board as Lead Independent Director and Chair of the Nominating and Governance Committee.

Approval of Forms of Grant Agreements

On October 26, 2022, the Compensation and Leadership Performance Committee of the Board approved forms of grant agreement for future use under the Walgreens Boots Alliance, Inc. 2021 Omnibus Incentive Plan. These forms are attached as Exhibit 10.1 (form of Performance Share Award agreement), Exhibit 10.2 (form of Restricted Stock Unit Award agreement) and Exhibit 10.3 (form of Restricted Stock Unit Award agreement for Executive Chairman) hereto, and are incorporated herein by reference.

Item 8.01	Other Events.

On October 28, 2022, the Company issued a press release announcing the appointment of Mr. Hanson to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Share Award agreement

10.2	Form of Restricted Stock Unit Award agreement

10.3	Form of Restricted Stock Unit Award agreement for Executive Chairman

99.1	Press Release issued October 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: October 28, 2022	By:	/s/ Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary